                    As filed with the Securities and Exchange
                         Commission on March 17, 1999.

                               File No. 333-______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             RENAL CARE GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                                                62-1622383
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                         2100 WEST END AVENUE, SUITE 800
                           NASHVILLE, TENNESSEE 37203
                                 (615) 345-5500

                   (Address, including zip code, and telephone
                     number of Principal Executive Offices)

  RENAL CARE GROUP, INC. FOURTH AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

           DIALYSIS CENTERS OF AMERICA, INC. EQUITY COMPENSATION PLAN

                            (Full Title of the Plans)

                                  RONALD HINDS
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             RENAL CARE GROUP, INC.
                         2100 WEST END AVENUE, SUITE 800
                           NASHVILLE, TENNESSEE 37203
                                 (615) 345-5500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                      Proposed                  Proposed
        Title of Securities                 Amount to                 Maximum                    Maximum               Amount of
          to be Registered               be Registered(1)          Offering Price               Aggregate            Registration
                                                                    Per Share(2)            Offering Price(2)           Fee(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per           1,080,718                   $22.50                   $24,316,155
share (including rights to                    37,500                   $22.75                   $   853,125
purchase shares of Series A                    2,250                   $23.19                   $    52,173
Junior Participating Preferred                43,500                   $23.25                   $ 1,011,375
Stock)(3)                                      4,500                   $24.08                   $   108,375
                                              13,500                   $24.67                   $   333,005
                                               4,500                   $25.06                   $   112,784
                                               3,000                   $28.50                   $    85,500
                                              15,000                   $28.81                   $   432,195
                                              10,000                   $29.13                   $   291,250
                                               2,500                   $29.42                   $    73,542
                                              11,250                   $29.50                   $   331,875
                                              23,655                   $ 0.11                   $     2,602
                                              28,150                   $25.58                   $   720,077
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per             271,782                   $18.72                   $ 5,087,759
share (including rights to
purchase shares of Series A
Junior Participating Preferred
Stock)(4)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                      1,551,805                                            $33,811,791              $9,400
-----------------------------------------------------------------------------------------------------------------------------------

(1) An aggregate of 6,000,000 shares of Renal Care Group, Inc. Common Stock ("RCG Common Stock") are issuable under the Fourth Amended and Restated 1996 Stock Incentive Plan (formerly known as the Amended and Restated 1996 Stock Option Plan) (the "RCG Plan"), and an aggregate of 51,805 shares of RCG Common Stock are issuable under the Dialysis Centers of America, Inc. Equity Compensation Plan (the "DCA Plan"). The Registrant has previously filed a Registration Statement on Form S-8 with respect to 4,500,000 shares issuable under the RCG Plan. This Registration Statement registers 1,500,000 shares under the RCG Plan and 51,805 shares under the DCA Plan and also covers any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions of the RCG Plan and the DCA Plan.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) based on (i) the price at which outstanding options may be exercised, and (ii) the average of the high and low sales price of $18.72 per share for the Registrant's Common Stock on the Nasdaq National Market on March 15, 1999 with respect to shares for which the offering price is not known.

(3) Shares subject to outstanding options granted under the RCG Plan and the DCA Plan.

(4) Shares which may be issued under the RCG Plan and upon the exercise of options which may be granted in the future under the RCG Plan.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registrant's Registration Statement on Form S-8 with respect to the Renal Care Group, Inc. Employee Stock Purchase Plan; Renal Care Group, Inc. 1996 Stock Option Plan; Outstanding Options Granted Outside of a Plan for 888,000 (not adjusted to reflect stock splits) Shares Granted to Employees, Directors, Medical Directors and Consultants; Renal Care Group, Inc. 1996 Stock Option Plan for Outside Directors; and Renal Care Group, Inc. 1994 Stock Option Plan filed with the Securities and Exchange Commission (the "Commission") on April 22, 1996 (File No. 333-3886) and the Registrant's Registration Statement on Form S-8 with respect to the Renal Care Group, Inc. Third Amended and Restated 1996 Stock Incentive Plan and Outstanding Options Granted Outside of a Plan for 18,500 (not adjusted to reflect stock splits) Shares Granted to Employees, Directors, Medical Directors and Consultants, filed with the Commission on October 6, 1997 (File No. 333-37299) are hereby incorporated by reference.

         The following additional documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997;

         (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

         (3) The Registrant's Current Report on Form 8-K, filed December 16, 1997 as amended by the Registrant's Current Report on Form 8-K/A, filed February 20, 1998;

         (4) The Registrant's Current Report on Form 8-K, filed February 10,
1999;

         (5) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on January 26, 1996, and any amendment or report filed with the purpose of updating any such description; and

         (6) The description of Series A Junior Participating Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on May 5, 1997, and any amendment or report filed with the purpose of updating any such description.

         All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

         The exhibits included as part of this Registration Statement are as follows:

        Exhibit
        Number                        Description
        ------                        -----------

         4(a) Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, Registration No. 333-80221)

         4(b) Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1.2 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, Commission File No. 0-27640)

         4(c) Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1.3 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, Commission File No. 0-27640)

         4(d) Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, Registration No. 333-80221)

         4(e) Specimen stock certificate for the Common Stock of the Registrant (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-1, Registration No. 333-80221)

         4(f) Shareholder Rights Protection Agreement, dated May 2, 1997 between the Registrant and First Union National Bank of North Carolina, as Rights Agent (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 8-K filed May 5, 1997, Commission File No. 0-27640)

         5(a)     Opinion of Alston & Bird

         23(a)    Consent of Counsel (included in Exhibit 5(a))

         23(b)    Consent of Ernst & Young LLP

         23(c)    Consent of KPMG LLP

         24       Power of Attorney (included in Part II of this Registration
                  Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on March 17, 1999.

                               RENAL CARE GROUP, INC.

                               By:  /s/ Sam A. Brooks, Jr.
                                    -------------------------------------------
                                    Sam A. Brooks, Jr.
                                    Chairman of the Board, President and Chief
                                    Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Sam A. Brooks, Jr. and Ronald Hinds, and either of them (with full power in each to act alone), as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 17, 1999.

        Signature                                    Capacity
        ---------                                    --------
/s/ Sam A. Brooks, Jr.
-------------------------------------     Chairman of the Board, President,
Sam A. Brooks, Jr.                        Chief Executive Officer and Director
                                          (principal executive officer)
/s/ Ronald Hinds
-------------------------------------     Executive Vice President, Chief
Ronald Hinds                              Financial Officer, Secretary and
                                          Treasurer (principal financial and
                                          accounting officer)

-------------------------------------     Director
John Bower, M.D.

/s/ Joseph C. Hutts
-------------------------------------     Director
Joseph C. Hutts


-------------------------------------     Director and Vice Chairman of the
Harry R. Jacobson, M.D.                   Board

/s/ Thomas A. Lowery
-------------------------------------     Director
Thomas A. Lowery, M.D.

/s/ Stephen D. McMurray
-------------------------------------     Director
Stephen D. McMurray, M.D.

/s/ W. Tom Meredith
-------------------------------------     Director
W. Tom Meredith, M.D.


-------------------------------------     Director
Kenneth Johnson, M.D.

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

        Exhibit
        Number                        Description
        ------                        -----------

         4(a) Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, Registration No. 333-80221)

         4(b) Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1.2 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, Commission File No. 0-27640)

         4(c) Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1.3 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, Commission File No. 0-27640)

         4(d) Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, Registration No. 333-80221)

         4(e) Specimen stock certificate for the Common Stock of the Registrant (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-1, Registration No. 333-80221)

         4(f) Shareholder Rights Protection Agreement, dated May 2, 1997 between the Registrant and First Union National Bank of North Carolina, as Rights Agent (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 8-K filed May 5, 1997, Commission File No. 0-27640)

         5(a)     Opinion of Alston & Bird

         23(a)    Consent of Counsel (included in Exhibit 5(a))

         23(b)    Consent of Ernst & Young LLP

         23(c)    Consent of KPMG LLP

         24       Power of Attorney (included in Part II of this Registration
                  Statement)